SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 13, 2007

HSW International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33720	33-1135689
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

One Capital City Plaza, 3350 Peachtree Road, Suite 1600, Atlanta, Georgia	30326
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(404) 364-5823

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act   (17 CFR 240.14d-2(b))

☐                             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Effective December 17, 2007, the merger (the “Merger”) of the Company’s largest stockholder, HowStuffWorks, Inc. (“HowStuffWorks”), with a wholly owned subsidiary of Discovery Communications, LLC (“Discovery”), with HowStuffWorks surviving the Merger, closed.  The Merger is described in greater detail in Item 8.01 of this Report.  As previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on October 9, 2007, certain amendments to Company agreements were conditions to the closing of the Merger.

•                  The Company and HowStuffWorks entered into an amended and restated Trademark License Option letter agreement setting the licensing fee at 2% of Company net revenue derived from HowStuffWorks’ marks, capped at $100,000 annually for China and Brazil combined.  The Company also has the option to acquire HowStuffWorks’ name and associated trademarks in India and Russia on similar terms.  The amended and restated Trademark License Option letter agreement is attached hereto as Exhibit 10.13.

•                  The services agreement between the Company and HowStuffWorks has been terminated based on the Company’s determination that the Company is able to perform on its own the services provided by HowStuffWorks.  In connection with such termination, HowStuffWorks will license to the Company the software code existing at closing for the HowStuffWorks’ content management platform at no cost.  The Services Agreement Termination is attached hereto at Exhibit 10.17.

•                  The agreement that provides the Company with the option to acquire digital publishing rights in the local language to HowStuffWorks content in India and Russia has been amended to provide that such option may be exercised until April 12, 2009; provided, however it cannot be exercised for so long as the issuance of securities in connection with such exercise would result in HowStuffWorks’ ownership of the Company, directly or indirectly, exceeding 50%; provided further that the option shall be extended for any time period during which it cannot be exercised in accordance with the foregoing.  The Company’s right of first refusal relating to the distribution of HowStuffWorks content in territories outside the United States other than in China, Brazil, India and Russia has been terminated.  The amended and restated India and Russia letter is attached hereto as Exhibit 10.18.

•                  The Company, HowStuffWorks and Wei Zhou have entered into a First Amendment to Amended and Restated Stockholders Agreement.  HowStuffWorks will have the right to designate three directors of the Company (one of whom shall be an independent director), and HowStuffWorks will have the right to designate the chairperson of the Nominating and Governance Committee.  See Item 5.02 below.  All shares of the Company owned by HowStuffWorks in excess of 45% of the outstanding shares of the Company as of any applicable record date, if any, shall be voted in exact proportion to the vote of the Company stockholders other than HowStuffWorks.  HowStuffWorks will have the right to vote in its discretion its shares of the Company up to and including 45% of the outstanding shares of the Company as of any applicable record date.  This First Amendment to Amended and Restated Stockholders Agreement is attached hereto as Exhibit 4.5.

Item 1.02.  Termination of a Material Definitive Agreement.

                See the second bullet paragraph under Item 1.01 above.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective December 14, 2007, the Board of Directors of the Company elected two members to the Board.  The new directors are Bruce Campbell, President of Digital Media, Emerging Networks and Business Development of Discovery, and Arthur Kingsbury, a retired media and telecommunications executive with close to 40 years experience in the industry.  Mr. Kingsbury, who was a certified public accountant, was appointed to the Audit Committee of the Board of Directors.

The appointments of Mr. Campbell and Mr. Kingsbury were made as a condition to the Merger.  Pursuant to the First Amendment to Amended and Restated Stockholders Agreement, which, as noted above, was amended in connection with the Merger, HowStuffWorks has the right to designate three members of the Company’s Board.  HowStuffWorks’ third designee is Jeffrey T. Arnold who is currently the Chairman of the Board of Directors.

                Immediately prior to the appointment of Mr. Campbell and Mr. Kingsbury, directors Thomas Tull and Wei Zhou resigned their seats on the Board to allow Mr. Campbell and Mr. Kingsbury to join the Board.

                There have been no transactions between the Company and Mr. Kingsbury, and none with Mr. Campbell other than the Merger.

Item 5.03.   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective December 13, 2007, the Board of Directors amended the Company’s bylaws to remove former Section 4.05 providing that the chairman of the Board must be an officer of the Company, as well as a reference to that effect in Section 4.01, and to include a new Section 3.12 regarding the appointment and powers of a non-executive Chairman and Vice Chairman.

The bylaws, as amended, are attached hereto as Exhibit 3.2.

Item 8.01.   Other Events.

On December 14, 2007, HowStuffWorks, the Company’s largest shareholder, had completed the previously announced Merger with Discovery.  Discovery is a nonfiction media company reaching more than 1.5 billion cumulative subscribers in over 170 countries.

As a result of the Merger, HowStuffWorks became a wholly owned subsidiary of Discovery.  HowStuffWorks remains based in Atlanta, Georgia.  HowStuffWorks now own approximately 46.5% of the Company’s outstanding common stock.  The Merger does not impact the Company’s publicly traded status, as the Company remains a separate and publicly traded entity.

The Company continues to have a perpetual, fully paid up, royalty-free, sublicensable, exclusive license to the HowStuffWorks content and brand for Brazil and China (the “Rights”). The Company also maintains the option for those Rights for India and Russia. As a result of the Merger, Discovery and the Company intend to enter into an arrangement that will give the Company digital publishing rights for Brazil and China to Discovery content that has been published on or integrated within the howstuffworks.com website. In addition, if such arrangement is entered into, it will provide that those rights would also be extended to India and Russia if the Company exercises its option for those countries under the terms of its existing agreement with HowStuffWorks.

The press release announcing the Merger is attached as an exhibit to this Report.

Item 9.01.   Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description of Document

3.2	Bylaws, as amended on December 13, 2007

4.5	First Amendment to Amended and Restated Stockholders Agreement

10.13	Amended and Restated Trademark License Option Letter Agreement

10.17	Services Agreement Termination

10.18	Amended and Restated India and Russia letter

99.1	Press release dated December 18, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HSW International, Inc.

Date: December 18, 2007	/s/ Henry N. Adorno
Henry N. Adorno
Vice Chairman